AGREEMENT made this day of November 4,1999, by and between Prelude Development Inc., (hereinafter referred to as "Company") with its principal offices at 304 Park Avenue South, 11th Floor New York, New York 10010 and Alex Javier Weir, Enrique Carlos Sosa and Cecilio Farinas, (the individuals are hereinafter referred to collectively and individually in the second person plural as "You") collectively p/k/a "PokoLoco" (hereinafter the group of individuals may be referred to collectively as "Artist") with the current addresses of the individual numbers of Artist set forth on Schedule B attached to this agreement.

     The parties agree as follows:

1 Services.

     1.1 During the Term of this agreement, You will render Your services exclusively to Company throughout the Territory as a performing and recording artist for the purpose of making Master Recordings for Company.

2 Term - Territory.

     2.1 The Term shall commence on the date hereof and continue, unless extended or suspended as provided herein, for an initial Contract Period (sometimes referred to as the "Initial Period") and the Option Periods provided for below. The Initial Period shall continue until the later of (i) eighteen
(18) months after Your Delivery of the last Record in fulfillment of Your Recording Commitment for such period, but in no event earlier than twelve (12) months after the date thereof or (ii) the date upon which Company enters into a Distribution Agreement.

     2.2 If Company enters into a Distribution Agreement with a Distributor relating to the manufacture and/or distribution of Records made hereunder, the Term of this agreement shall be deemed modified to be equivalent to the term set forth under the Distribution Agreement and the Term hereof shall be deemed to be coterminous with the term of the Distribution Agreement (including but not limited to the Distributors exercise of one (1) or more option periods pursuant to the Distribution Agreement) plus a period of eighteen (18) months.

     2.2.1 If any Distribution Agreement expires or terminates prior to the date on which it would otherwise expire if all options thereunder were exercised, ten this agreement shall continue for the longer of(i) the remaining option periods set forth in paragraph 2.3 herein or (ii) for the term of a succeeding Distribution Agreement.

     2.3 If Company has not entered into a Distribution Agreement before the end of the Initial Period or a Distribution Agreement expires or terminates pursuant to paragraph 2.2.1 herein, You hereby grant to Company four (4) separate options to extend the Term for additional Contract Periods (sometimes referred to as "Option Periods) on the same terms and conditions set forth in paragraph 2.1 except as otherwise provided herein. Each of these options shall be deemed automatically exercised unless Company notifies You in writing to the contrary prior to the expiration of the Contract Period then in effect Accordingly, each subsequent Option Period shall commence upon the end of the current Contract Period and end nine (9) months after Delivery of the last Master Recordings comprising the Recording Commitment for such Option Period. All Masters required in fulfillment of Your Recording Commitment for the applicable Contract Period shall be Delivered to Company within three (3) months after the commencement date of the Contract Period concerned, but in no event shall such Masters be Delivered earlier than six (6) months after the Delivery of Masters in satisfaction of the immediately preceding Contact Period. Notwithstanding the foregoing, Company shall have the option to enter into a Distribution Agreement during the Term set forth in this paragraph 2.3 and the term of such Distribution Agreement shall remain subject to paragraphs 22 and 2.3.1 herein.

     2.3.1 Notwithstanding the foregoing, should You enter into an agreement with a Distributor:

     (i) introduced to You by Company during the Initial Period; or
     (ii) with whom You refined to execute an inducement letter within one year following the termination or expiration of this agreement, then this agreement shall immediately be deemed in full force and effect as if it had never terminated, and said Distribution Agreement shall be deemed to have been entered into during the Tenn.

     2.4 The Initial Period and Contract Periods provided herein and in the Distribution Agreement are referred to as the "Term". 3 Recording Commitment.

     3.1 If Company enters into a Distribution Agreement with a Distributor, You shall perform for the recording of Master Recordings as required in the Distribution Agreement.

     3.2 If Company is not in contractual privity with a Distributor, You will perform for the recording of Masters as required herein and You will Deliver to Company sufficient Masters necessary to satisfy the following schedule (the "Recording Commitment"):


       Contact Period           Recording Commitment
       --------------           --------------------
       Initial Period           One (1) Album
       First Option Period      One (1) Album
       Second Option Period     One (1) Album
       Third Option Period      One (1) Album
       Fourth Option Period     One (1) Album

     3.3 At Company's request and after consultation with You, You shall also perform for: the recording of dub mixes, twelve-inch Single mixes, Single edits and other variations of the Compositions embodied on any Master; and/or the recording of demonstration recordings ("Demos") as Company shall reasonably require to secure a Distribution Agreement. The recordings made pursuant to paragraph 3.3.1 shall not be applied in reduction of Your Recording Commitment for any Contact Period and You shall not be entitled to additional compensation for such services provided in connection therewith.

     3.4 Company hereby acknowledges delivery of the Master currently entitled "Celebrity".

4    Recording Procedure.

     4.1 All matters concerning the recording procedure of Masters herein shall be determined by Company, including, without limitation; (1) selection of producer(s); (2) selection of material, including the number of Compositions to be recorded; and (3) the specification of dates of recording and studios where recording is to take place, including the cost of recording herein.

     4.2 Each Master Recording made hereunder shall be subject to Company's approval that such recordings be technically and commercially satisfactory for the manufacture and sale of Phonograph Records.

4.3 No "live" Recording or Recordings will apply in fulfillment of Your Recording Commitment nor will Company be required to make any payment in connection with any such Recording, unless Company agrees in writing or such Recording is actually released by Company. No Composition previously recorded by You will be recorded under this agreement. No Joint Recording or other recording not recorded and Delivered in full compliance with the material terms and conditions of this Agreement will apply in fulfillment of Your Recording Commitment, nor will Company be required to make any payments in connection with any such Joint Recording other than royalties due You hereunder, even if such Joint Recording is actually released by Company.

     4.4 Nothing in this agreement shall obligate Company to continue or permit the continuation of any recording session or project; even if previously approved hereunder, if Company reasonably anticipates that the Recording Costs will exceed those specified in the approved budget or that the Recordings being produced will not be commercially satisfactory.

     4.5 No Recordings shall be made by unauthorized dubbing.

     4.6 If for any reason You unreasonably delay the commencement of or are unavailable for any recording sessions for the Masters, You shall, upon Company's demand, pay Company an amount equal to the charges paid or incurred by Company by reason thereof. Company may, without limiting its other rights or remedies hereunder, deduct such amounts from monies payable to You hereunder.

5    Advances.

     5.1 Company will pay all recording costs approved by an authorized officer of Company in writing. Such costs shall include, but not be limited to, union scale, studio, equipment, engineering, instrumental, vocal and other personnel and arrangements and copying specifically approved by Company in respect of the recording of such Master Recordings, and all other amounts required to be paid by Company pursuant to any applicable law. All payment to musicians, arrangers, sketchers, conductors, orchestrators, producers, contractors and copyists in connection with the recording of the Master Recordings, and all union scale payments required to be made to any personnel in connection with the production of the Master Recordings together with payroll taxes thereon, payments based on payroll to any labor organization or designee thereof advances and/or fees to the producer of the Master Recordings (it being understood that no separate fee or advance shall be payable to You for any producing services in connection with the Master Recordings unless Company has agreed to such fee or advance in writing), the cost of cartage and rental of instruments for such recording sessions, the costs of recording Demos, video Production Costs, studio costs, transportation costs, hotel and living expenses incurred in connection with the preparation and attendance of essential personnel at recording sessions, rehearsal costs, tape, editing and other similar costs in connection with the production of the final tape master and the lacquer master, (only to the extent such mastering costs arc charged to Company by its Licensee) and all other coats generally and customarily recognized as recording costs in the phonograph industry.

     5.1.1 All amounts described in paragraph 5.1 above plus all other amounts representing direct expenses paid by Company, or incurred, or charged against advances previously taken in connection with the recording, mixing and mastering (if charged by Company's Licensees) of Master Recordings hereunder (including, without limitation, advances to You, producers, or other third parties with Your consent unless Company is obligated to make such payments by Your actions, and all studio and engineering charges in connection with Company's facilities and personnel or otherwise) are herein sometimes called "Recording Casts" and shall constitute Advances. Such Advances shall be recoupable by Company.

          5.1.1.1 In determining that portion of the Recording Costs (other than payments to You) applicable to any Joint Recording which shall be charged against Your royalties, such portion shall be computed by multiplying the aggregate amount of such Recording Costs by the same fraction used in determining the royalties payable to You in respect of such Joint Recording.

     5.1.2 Company, at its expense, shall provide Your reasonable transportation costs and lodging expenses at a hotel acceptable to Company if Company deems such accommodations necessary. Such payments shall constitute advances.

     5.2 If Company enters into a Distribution Agreement, and conditioned upon Your full and faithful performance of all of the terms and conditions hereof Company shall pay to You with respect to the exploitation of Masters hereunder fifty (50%) percent of the Net Advances actually received by Company from the Distributor. "Net Advances" as used herein means the gross advances received by Company from the Distributor less all Recording Costs, Advances, advances payable to the individual producer(s) of the Masters, video production costs, tour support payments, legal fees in connection with the acquisition and maintenance of the Distribution Agreement, payments to third parties in connection with the exploitation of rights, and any other costs or expenses incurred by Company in connection with the production, promotion, or exploitation of the Masters hereunder.

     5.3 All monies paid to & on Your behalf during the Term of this agreement, other than royalties paid pursuant to Articles 8 and 11 hereof shall constitute Advances unless otherwise expressly agreed in writing by an authorized officer of Company. 6 Rights in Recording.

     6.1 Each Master Recording made under this agreement, from the inception of recording, and each Record manufactured therefrom, together with the performances embodied thereon, shall be the sole property of Company (or if Company so designates, the Distributor) and will be considered a "work for hire" (as the term is construed under the Copyright Act of the United States) for Company and all persons or entities rendering services in connection with each Master shall be deemed "employees for hire" of Company solely for the purposes of any applicable copyright law: in the alternative, each Master Recording will be deemed transferred to Company by this agreement, together with all rights in it, if it is determined not to be such a work for hire. All such Master Recordings and all Matrices and Phonograph Records manufactured therefrom, together with the performances embodied thereon, shall be the sole property of

Company, free from any claims whatsoever by You or any other Person; and Company shall have the exclusive right to copyright such Master Recordings in its or any Distributor's or Licensee's name as the owner and author thereof and to secure any and all renewals and extensions of such copyright throughout the world. You will execute and Deliver to Company such instruments of transfer and other documents regarding the rights of Company in the Master Recordings subject to this agreement as Company may reasonably request to carry out the purposes of this agreement, and Company may sign such documents in Your name and make appropriate disposition of them.

6.2 Without
limiting the generality of the foregoing. Company and any Person authorized by Company shall have the unlimited and exclusive rights to manufacture Phonograph Records by any method now or hereafter known, derived from the Master Recordings made hereunder, and to sell, transfer or otherwise deal in the swine under any trademark, trade names and labels, or to refrain from such manufacture. sale and dealing, throughout the world.

7    Names and Likenesses; Publicity.

     7.1 Company and any Licensee of Company each shall have the exclusive right and may grant to others the right to reproduce, print, publish, or disseminate in any medium Your name, or any other professional or assumed name, used by You, portraits, pictures, likeness, and biographical material concerning You, as news or information, or for advertising, merchandising and trade purposes with respect to records hereunder. During the Term of this agreement You shall not authorize any party other than Company to use Your name or likeness (or any other assumed or fictitious name used by You) in connection with the advertising or sale of Phonograph Records, or blank recording tape or recording equipment or otherwise in respect of Your career as a recording artist.

     7.2 Company shall also have the exclusive right to use Your name or picture as contained in the covers of all Albums recorded hereunder, the artwork on such covers, and the titles of all such Albums and all Compositions contained on them, in connection with merchandise other than Phonograph Records ("Album Merchandising Uses"). If Company receives any payments for such Album Merchandising Uses, Your royalty account will be credited with fifty percent (50%) of the net amount of those receipts as computed after deduction of any direct expenses actually incurred by Company in connection with Album Merchandising Uses.

     7.3 During the Term hereof Company and its Licensees shall maintain the exclusive, worldwide right to use and to permit others to use Your name (both legal and professional), logos, photographs, likeness, other identification, and biographical material concerning You in connection with the sale of T-shirt and other clothing, posters, stickers, novelties and any other merchandising hems. Company shall credit to Your royalty account a sum equal to fifty percent (50%) of the gross income actually received by Company directly from third party merchandisers in connection with the exploitation of such merchandising rights provided that third party commissions or in-house merchandising production or exploitation cost shall be deductible from the aforesaid gross income prior to the computation of Your fifty percent (50%) share of the remaining gross income.

     7.4 Upon Company's reasonable request and upon reasonable notice, You shall be available to appear for photographs, posters, cover art, to appear for interviews with representatives of the communications media and publicity personnel of Company or its Licensees and to perform other reasonable promotional functions during the Term hereof in connection with the sale and other exploitation of Records derived from Master Recordings made hereunder. You shall not be entitled to compensation therefor other than the otherwise applicable minimum union scale payments, set forth in applicable collective bargaining agreements to which Company is a signatory.

8    Royalties.

     If Company enters into a Distribution Agreement, and conditioned upon Your full and faithful performance of all of the terms and conditions hereof Company shall pay You royalties on net sales of Records derived solely from the Masters recorded hereunder, and other exploitations of the Master, as follows:

     8.1 Fifty percent (50%) of Company's "Net Royalties" in respect of the Masters.

          8.1.1 "Net Royalties" means all royalties (excluding mechanical royalties) actually received by Company from the Distributor in the United States in respect to the exploitation of the Masters pursuant to the Distribution Agreement less all recording costs, royalties paid to the individual producers of the Masters and all royalties and payments paid to third panics in connection with the acquisition or exploitation of rights in and to the Master Recordings (including, but not limited to, amounts paid to owners of Master Recordings which have been Sampled or interpolated in the Master Recordings produced hereunder).

     8.2 All royalties payable to You hereunder shall be computed, determined, calculated and paid in the same manner and on the same basis (e.g. container charges, free goods, suggested retail list price, reserves, etc.) as royalties are paid to Company by the Distributor pursuant to the Distribution Agreement.

     8.3 If You perform for Master Recordings recorded hereunder together with another artist to whom Company is obligated to pay royalties, Your otherwise applicable royalty shall be multiplied by a fraction, the numerator of which is one and the denominator shall be the total number of artists (including Yourself) who perform in connection with such Master Recordings.

     8.4 As to records not consisting entirely of the Masters produced hereunder, the royalty rate otherwise payable to You hereunder with respect to sales of any such record shall be prorated by multiplying such royalty rate by a fraction, the numerator of which is one and the denominator of which is the total number of masters embodied thereon.

     8.5 Notwithstanding anything to the contrary contained in paragraphs 8.1 through 8.4 herein above in the event that Company releases Records recorded hereunder independently rather than through a Distributor, then in lieu of royalties to be paid pursuant to paragraphs 8.1 through 8.4, Company shall pay You royalties computed in accordance with Schedule A (attached hereto).

          8.5.1 All royalties payable to You hereunder include all royalties due Artist, the individual producers and any other Persons on account of the sale of Records hereunder (other than AF of M or other similar per-record royalties and mechanical royalties).

     9 Miscellaneous Royalty Provisions. Provisions of the Distribution Agreement which relate to all other royalty computations shall control and be deemed incorporated herein, including, but not limited to, configuration, territorial and categorical, packaging and promotional reductions and deductions.

10   Royalty Accountings.

     10.1 You will receive copies of all statements received by Company covering Your royalties. Said statements will be sent to You, together with any such royalty due You (if any), within ninety (90) days following the end of each semi-annual calendar period, provided such monies have become good funds. If Company has overpaid You, You will promptly reimburse Company, unless Company is in a position to apply such deficiency to Your royalty account. Company shall have no liability or responsibility for a breach of timely payment by any of its Licensees, including Distributor.

     10.2 Company will maintain books and records which report the sales of the Phonograph Records for which royalties are payable to You. You may, at Your own expense, examine those books and records and make copies thereof as provided in this paragraph only. You may make those examinations only for the purpose of verifying the accuracy of the statements sent to You under paragraph 10.1. You may make such an examination for a particular statement only once, and only within twelve (12) months after the date when Company is required to send You that statement under paragraph 10.1. You may make those examinations only during Company's usual business hours, and at the place where it keeps the books and records to be examined. If You wish to make an examination You will be required to notify Company in writing at least fourteen (14) days before the date when You plan to begin it. You may appoint a certified public accountant to make such an examination for You but not if he or his firm has begun an examination of Company's books and records for any Person except You and has not yet concluded it. If a certified public accountant performs the examination for You, he will review his tentative findings with those members of the Company's staff whom Company designates before he renders a report to You, in order to remedy any factual errors and clarify any issues which may have resulted from misunderstandings. Your accountant's report will be completed and a copy of it will be Delivered to Company within thirty (30) days from the date his examination ends.

     10.3 If You have any objections to a royalty statement with respect to the sale and/or distribution of records recorded hereunder, You will give Company specific written notice of that objection and Your reasons for it within twelve
(12) months after the date when Company has rendered that statement to You pursuant to paragraph 10.1. Each royalty statement will become conclusively binding on You at the end of that one-year period, and You will no longer have any right to make any other objections to it. You will riot have the right to sue Company in connection with any royalty accounting, or to sue Company for royalties on Records sold during the period a royalty accounting covers, unless You commence the suit within twelve (12) months or the time provided in Company's agreement with any Distributor following timely objection pursuant to this paragraph.

     10.4 You acknowledge that Company's books and records contain confidential trade information. Neither You, nor Your representative will communicate to others or use on behalf of any other person any fact or information obtained as a result of Your examination of Company's books and records.

     10.5 You shall not be entitled to examine the books or records of any Licensee of Company (including Distributor). If Company undertakes an audit of any Distributor, it will provide You with a copy of the results of such audit as it pertains to Records produced, manufactured and sold hereunder and under the Distribution Agreement. In this connection, it will also pay to You Your proportionate share of the Net proceeds, if any. "Net Proceeds" shall mean the gross amount recovered through such audit after deduction of the pro-rata costs incurred thereunder, including without limitation, auditor's and attorney's fees.

     11 Licenses for Musical Compositions.

     Controlled Compositions shall be and are hereby licensed to Company:

     11.1 For the United States, at a royalty per selection equal to seventy-five (75%) percent of the minimum statutory per selection rate (without regard to playing time) effective on the date hereof. The aforesaid seventy-five (75%) percent per selection rate shall hereinafter sometimes be referred to as the "U.S. Per Selection Rate"; and

     11.2 For Canada, at a royalty per selection equal to seventy-five (75%) percent of the minimum statutory per selection rate (without regard to playing time) effective on the date hereof or if there is no statutory rate in Canada on the date hereof seventy-five (75%) percent of the per selection rate (without regard to playing time) generally utilized by major record companies in Canada on the date hereof. The applicable aforesaid per selection rate shall hereinafter sometimes be referred to as the "Canadian Per Selection Rate".

     11.3 Notwithstanding the foregoing, the maximum aggregate mechanical royalty rate which Company shall be required to pay in respect of any Single or LP hereunder, regardless of the total number of compositions contained therein, shall not exceed two (2) times for any Single and ten (10) times for any LP of the applicable U.S. Per Selection Rate or Canadian Per Selection Rate, respectively.

     11.4 It is specifically understood that in the event that any Single or LP contains other compositions in addition to the Controlled Compositions and the aggregate mechanical royalty rate for said Single or LP shall exceed the applicable rate provided in this Article 11, the aggregate rate for the
Controlled Compositions contained thereon shall be reduced by the aforesaid excess over said applicable rate. Additionally, Company shall have the right with respect to any Single or LP, the aggregate mechanical royalty rate for which exceeds the applicable raze provided in this Article 11, to deduct such excess payable thereon from any and all monies payable to You pursuant to this or any other agreement. All mechanical royalties payable hereunder shall be paid on the basis of net records sold hereunder for which royalties are payable to
You pursuant to this agreement. Company may maintain reserves with respect to payment of mechanical royalties. If Company makes an overpayment of mechanical royalties in respect of compositions recorded under this agreement, You will reimburse Company for same, failing which Company may recoup any such overpayment from any monies becoming payable to You pursuant to this or any other agreement. Mechanical royalty payments on records subsequently returned are considered overpayments.

     11.5 In respect of all Controlled Compositions performed in Pictures, Company is hereby granted an irrevocable perpetual worldwide license to record and reproduce such Compositions in such Pictures and to distribute and perform such Pictures including but not limited to all Videoshows thereof, and to authorize others to do so. Company will not be required to make my payment in connection with those uses, and that license shall apply whether or not Company receives any payment in connection with those Pictures. Simultaneously with Your submission to Company of the documents and information required herein, You shall furnish Company with a written acknowledgment from the person(s) or entity(ies) controlling the copyright in each non-Controlled Composition to be embodied on any Picture confirming the terms upon which said person(s) or entity(ies) shall issue licenses in respect thereof. Upon Company's request therefor, You shall cause said person(s) or entity(ies) to forthwith issue to Company (and its designees) licenses containing said terms and such other terms and conditions as Company (or its designees) may require.

          11.5.1 If the copyright in any Controlled Composition performed in Pictures is partially or completely owned or controlled by anyone else, You will cause that person, firm or corporation to grant Company the same rights described in this Article 11, on the same terms.

     11.6 Notwithstanding anything in the foregoing provisions of this Article 11 to the contrary, if a particular selection recorded hereunder is embodied more than once on a particular record, Company shall pay mechanical royalties in connection therewith at the applicable rate for such composition as though the selection was embodied thereon only once.


     11.7 To the extent the Mechanical Royalties provisions of the Distribution Agreement differ in any respect from the provisions of this Article 11, the provisions in the Distribution Agreement shall control.

12   Warranties; Representations; Restrictions; Indemnities.

     12.1 You warrant and represent:

          12.1.1 You have the right and power to enter into and fully perform this agreement.

          12.1.2 No Materials, as hereinafter defined, or any use thereof will violate any law or infringe upon or violate the rights of any Person. "Materials", as used in this Article, shall include: (1) all Controlled Compositions, (2) each name used by You in connection with the Recordings made hereunder, and (3) all other musical, dramatic, artistic and literary materials, ideas, and other intellectual properties, furnished or selected by You contained in or used in connection with the Masters hereunder and/or the recordings made therefrom or their use in the packaging, sale, distribution, advertising, publicizing or other exploitation thereof.

          12.1.3 You are or will become and will remain to the extent necessary to enable the performance of this agreement, a member in good standing of all labor unions or guilds, membership in which may be lawfully required for the performance of Your services hereunder.

     12.2 During the Term of this agreement, You will not enter into any agreement which would interfere with the full and prompt performance of Your material obligations hereunder, and You will not perform or render any services for the purpose of making Phonograph Records or Master Recordings derived from Your performances for any Person other than Company. After the expiration of the Term of this agreement for any reason whatsoever, You will not perform any Composition which shall have been recorded hereunder for any Person other than Company for the purpose of making Phonograph Records or Master Recordings prior cc whichever of the following dates shall be later; (a) the date five (5) years subsequent to the date such Composition is recorded hereunder, or (b) the date two (2) years subsequent to the expiration date of the Term of this agreement. You shall not authorize or consent to Your performances to be recorded in violation of the foregoing restrictions.

     12.3 If You shall become aware of any unauthorized recording, manufacture distribution or sale by any third party contrary to the foregoing re-recording restrictions, You shall notify Company thereof and shall cooperate with Company in the event that Company commences any action or proceeding against such third party.

     12.4 Your services arc unique and extraordinary, and the loss thereof cannot be adequately compensated in damages, and Company shall be entitled to injunctive relief to enforce the provisions of this agreement.

     12.5 You shall at all times indemnify and hold harmless Company (and any Licensee of Company) from and against any and all claims, damages, losses, liabilities, costs and expenses, including legal expenses and reasonable counsel fees, arising out of any claim which is inconsistent with or any alleged breach or breach by You of any warranty, representation or agreement made by You herein. You shall reimburse Company (and/or Company's Licensees) on Company's demand for any payment made or incurred at any time after the date hereof with respect to any liability or claim to which the foregoing indemnity applies. Company shall give You notice of any claim to which the foregoing indemnity applies. You will have the right to participate in the defense of any such claim with counsel of Your own choice and at Your own expense. Pending the determination of any claim, demand or action involving such breach or alleged breach of warranty, Company may, at its election, withhold payment of any sums otherwise payable to You hereunder in an amount equal to Your potential liability to Company.

     12.6 Company shall not be required to make any payments of any nature for, or in connection with the acquisition, exercise or exploitation of rights by Company pursuant to this agreement except as specifically provided in this agreement.

     12.7 There are no prior recorded masters embodying Your performances unreleased within the United States of America and elsewhere in the world. If there are any such recorded masters embodying Your performances, owned or controlled by You or any entity owned or controlled by You, neither You nor such entity shall release, or authorize the releases of any such recorded performance on phonograph records prior to the date two (2) years after the expiration or termination of the Term hereof.

     12.8 All of Your representations and warranties shall be true and correct upon execution hereof and upon Delivery of each Master Recording hereunder, and shall remain in effect in perpetuity. Company's acceptance of Master Recordings or other materials hereunder shall not constitute a waiver of any of Your representations, warranties or agreements in respect thereof.

     12.9 During the Terra should You render any musical performance, audio, visual or otherwise, for the purpose of making any motion picture or other audio visual work (the "Picture") for any person other than Company You shall not authorize any such other person to make any records therefrom without in every instance obtaining Company's prior written consent thereto. You shall notify Company of all such audio visual undertakings as a matter of a courtesy and, should any record embodying Your performances result therefrom without Company's written consent, You shall cooperate fully with Company with respect to the prosecution of such unauthorized recording.

  12.10
You shall execute and Deliver to Company, upon Company's request therefore, a form of artist inducement letter as may be required by the Distributor.

13   Sampling.

     13.1 You shall not embody any Sampled Material any Master hereunder without Company's prior written consent. Your failure to obtain Company's written consent prior to embodying any Sampled Material on a Master shall constitute a material breach of this agreement and, without limitation of any of Company's other rights and remedies, in such event You shall repay Company on demand for any monies theretofore advanced by Company to You for such Master.

     13.2 If Company does consent to the inclusion of Sampled Material on a particular Master, then the following shall be applicable:

          13.2.1 You shall at Your expense or otherwise as Company may agree in writing, obtain for Company's benefit and shall Deliver to Company not later than simultaneously with the Delivery of any applicable Master(s), all written licenses and permissions from the owner(s) of any such Sampled Material which are necessary for Company's use of such Sampled Material, including, without limitation, all licenses and permissions from the publisher of the applicable composition(s) so sampled, upon terms and conditions acceptable to Company.

          13.2.2 Deliver to Company of an applicable Master shall not be deemed completed unless and until all written licenses and permissions from the owners of such Sampled Material are Delivered to Company in accordance with the foregoing provisions.

          13.2.3 Your obligation to obtain all such licenses and permissions from the owner(s) of any such Sampled Material is an essential obligation on Your part hereunder, and Your failure to obtain any such license(s) and permission(s) shall constitute a material breach of this agreement.

14   Definitions.

     14.1 "Master Recording(s)" or "Master(s)" - Every recording of sound, whether or not coupled with a visual image by any method and on any substance or material, whether now known or hereafter devised, which is used or useful in the recording, production and/or manufacture of phonograph records (including, but not limited to Demos recorded hereunder).

     14.2 "Person" and "Party" - Any individual, corporation, partnership, association or other organized group of persons or legal successors or
representatives   of  the  foregoing.

     14.3 "Record(s)" "Recording(s)" and "Phonograph Record(s)" - All forms of reproductions, now or hereafter known, manufactured or distributed primarily for home use, school use, juke box use, or use in means of transportation, embodying
(a) sound alone or (b) sound coupled with visual images. e.g., "sight and sound" devices.

     14.4 "Album" or "LP" - One or more Records  containing at least thirty-five
(35) minutes in playing time, sold in a single package, whether or not released, which are recorded in connection with a specific album project, but not including Sides which were recorded in connection with any other album project.

     14.5 "Single" - A Record containing not more than two (2) Sides.

     14.6 "Side" - A Recording of sufficient playing time to constitute the equivalent of one side of a 45 rpm record, but not less than two and one-quarter minutes of continuous sound.

     14.7 "Long Play Single" - A Record embodying not more than three (3) Sides, including but not limited to a 33-1/3 rpm disc record.

     14.8 '"EP" - A Record embodying not more than five (5) to six (6) Sides which does not exceed a total playing time of 35 minutes.

     14.9 "Maxi-single" - A Record embodying not more than four (4) Sides.

     14.10 "Advance" - A prepayment of royalties which sums shall be recoupable by Company from any and all amounts to be paid to or on behalf of You pursuant to this or any other agreement between You and Company.

     14.11 "Composition" - A single musical composition, irrespective of length, including all spoken words and bridging passages.

     14.12 "Controlled Composition" - A Composition embodied in a Master Recording recorded or released hereunder, which Composition: (i) is written or composed, in whole or in part, directly or indirectly, by You, by any individual producer that produces Master Recordings hereunder or by any Person in which You have a direct or indirect interest; and/or (ii) is owned or controlled, in whole or in part, directly or indirectly by You, by any individual producer that produces Master Recordings hereunder or by any Person in which You have a direct or indirect interest.

     14.13 "Delivered" or "Delivery" - Means the receipt and acceptance of by Company and/or its Licensees, the tape master and reference discs as well as the submission by You in a written form of all necessary information, consents, licenses and permissions such that the Company and/or its Licensees may manufacture, distribute and release the Records concerned including, without limitation, all label copy, publishing and songwriting information (including applicable music performance rights organizations), Album credits, the timings for each Composition contained on a Record, ancillary materials prepared by or for You which are required hereunder, first use mechanical licenses, sideperson permissions and any information required to be delivered to unions, guilds or other third parties.

     14.14 "Licensees" - Any licensee of Company, including, without limitation, any Distributor or its licensees.

     14.15 "Distributor" - A third Party record company which has the right to distribute Records derived from the Master Recordings pursuant to a Distribution Agreement.

     14.16 "Distribution Agreement" - An agreement pursuant to which Company grants to a national record company distributed by one of the following distributors, CEMA, Sony Music, UNI/PolyGram, BMG, or WEA, the right to distribute through normal retail channels, Records derived from the Master Recordings recorded hereunder.

     14.17 "Joint Recording" - Any Master Recording embodying Your performance, together with the performance of another artist(s) with respect to which Company is obligated to pay royalties.

     14.18 "Contract Period" - The Initial Period, or any Option Period exercised hereunder (as those periods may be extended or suspended as provided herein).

     14.19 "Picture" - Motion pictures or other audiovisual works that have a soundtrack substantially featuring performances of Artist.

     14.20 "Videoshows" - Videocassettes, videodiscs or any other devices, now or hereafter known or developed, that enable the Picture to be perceived visually, with or without sound, when used in combination with or as part of a piece of electronic, mechanical or other apparatus.

     14.21 "Sampled Material", "Sample" - any portion of a sound recording which is owned or controlled by a party other than You.

     14.22 "Territory" - the Universe.

     14.23 If any one or more definitions herein conflict with the definitions set forth in the Distribution Agreement, the definitions set forth in the Distribution Agreement shall control.

15   Group Provisions.

     15.1 (a) You warrant, represent and agree that for so long as this agreement shall be in effect, Artist will perform together as a group for Company. If any individual comprising Artist refuses, neglects or fails to perform together with the other individuals comprising Artist in fulfillment of the obligations agreed to be performed under this agreement or leaves the group, You shall give Company prompt written notice thereof. (The term "leaving member" shall hereinafter be used to define each individual who leaves the group or no longer performs with the group, or each member of the group if the group disbands.) Company shall have the right, to be exercised by written notice to You within ninety (90) days following its receipt of Your notice:

          (i) To continue with the services of any such leaving member pursuant to paragraph 15.4 below;

          (ii) To terminate the Term of this agreement with respect to the remaining members of Artist whether or not Company has exercised its right to continue with the services of a leaving member;

          (iii) To treat all the members of Artist as leaving members, and have the right to exercise its rights with respect to each in accordance with this Article 15.

     (b) In the event that Company fails to send notice of Company's exercise of tights pursuant to paragraph 15.1(a) above, the Term of this agreement shall be deemed terminated with respect to such leaving member.

     (c) If at any time Company believes or has knowledge that a member of Artist is or may be a leaving member, then Company shall have the right (but not the obligation) to exercise Company's rights in accordance with this Article 15. If Company sends a notice to You pursuant to this paragraph 15.1(c), You shall have the right, within fifteen (15) days following the date of such notice, to furnish Company with affirmative documentation that the member of Artist shall continue to fulfill such member's obligations under this agreement and remain a member of Artist. Such documentation shall be satisfactory to Company in its sole discretion and shall include, without limitation, a signed notification from the member that such member shall continue as a member of Artist. Notwithstanding anything to the contrary expressed or implied in this paragraph 15.1(c), Company's action or inaction with respect to Company's belief or knowledge that a member of Artist may be, or may become, a leaving member shall not act as a waiver of any of Your duties, obligations, representations or warranties under this agreement, including, but not limited to, those obligations under paragraph 15.1(a), or as a waiver of any of Company's rights or remedies under this agreement.

     15.2 A leaving member, whether or not his engagement is terminated hereunder, may not perform for others for the purpose of recording any selection as to which the applicable restrictive period specified in paragraph 12.2 of this agreement has not expired.

     15.3 A leaving member shall not, without Company's prior written consent, use the professional name of the group in any commercial or artistic endeavor, the said professional name shall remain the property of those members of the group who continue to perform their obligations hereunder and whose engagements are not terminated; and, the person, if any, engaged to replace the individual whose engagement is terminated shall be mutually agreed upon by Company and You and each such person added to Artist, as a replacement or otherwise, shall become bound by the terms and conditions of this agreement. Changes in the individuals comprising Artist shall be made by mutual agreement between You and Company.

     15.4 In addition to the rights provided in the preceding paragraphs, Company shall have, and You hereby grant to Company, an irrevocable option for the individual and exclusive services of each leaving member as follows: Said option, with respect to such individual, may be exercised by Company giving You notice in writing within ninety (90) days after Company receives Your notice provided for in paragraph 15.1(a) above. In the event of Company's exercise of such option, You and such leaving member shall be deemed to have entered into an agreement with Company with respect to such individual's exclusive recording services upon all the terms and conditions of this agreement except that: (i) the Minimum Recording Commitment in the Initial Period shall be two (2) Sides, with an overcall option, at Company's election, for sufficient additional Master Recordings to constitute up to one (1) Album, with an additional number (the "Number") of options granted to Company to extend the term of such agreement for consecutive option periods for one (1) Album each, each of which options shall be exercised within nine (9) months after delivery to Company of the Minimum Recording Commitment for the immediately preceding contact period of such leaving member's agreement. The Number shall be equal to the remaining number of Albums embodying performances of Artist which You would be obligated to deliver hereunder if Company exercised each of its options, but in no event shall the Number be has than four (4); (ii) Company shall pay all Recording Costs for Master Recordings to be recorded by such individual up to the amount of the budget approved by Company therefor; (iii) Company's royalty obligation to such individual shall be the payment to such individual of the royalties computed as set forth in this agreement but & only three quarters (3/4) the rates set forth herein; (iv) Company shall be entitled to combine such leaving member's account with the Artist account hereunder; and (v) Recordings by such individual shall not be applied in diminution of Your Minimum Recording Commitment as set forth in this agreement.

     15.5 You shall not have the right, so long as this agreement is in effect, to assign Artist's professional name(s) or to permit its use by any other individual or group of individuals without Company's prior written consent, and any attempt to do so shall be null and void and shall convey no right or title. Without limitation of the generality of paragraph 7 above, You hereby represent and warrant that You are the owner of the professional name mentioned on the first page of this agreement, and that no other Person, firm or corporation has the right to use said professional name or to permit it to be used in connection with Phonograph Records, and that You have the authority to grant Company the right to use said professional name. Company shall have the right to use said professional name in accordance with the provisions hereof.

16   Remedies.

     16.1 If You do not fulfill any portion of Your Recording Commitment within the time prescribed herein or pursuant to the Distribution Agreement or Your voice or ability to perform becomes impaired, or if You fail, refuse, neglect or are unable to comply with any of Your obligations hereunder, Company will have the following options in addition to any rights or remedies Company may have:

          16.1.1 to extend the then current Contract Period of the Term for the period of such default plus such additional time as is necessary so that Company shall have no less than one hundred fifty (150) days after completion of Your recording commitment or the fulfillment of any other material obligation within which to exercise its option, if any, for the next following Contract Period. Company's obligations hereunder shall be suspended for the duration of any such default; and/or

          16.1.2 to terminate the Term of this agreement at any time.

     16.2 Company may exercise each of these options by sending You the appropriate notice. No exercise of either option under this paragraph will limit Company's rights to recover damages by reason of Your default, or any of its other rights.


     17 Force Majeure. If because of an act of God, inevitable accident, fire, lockout, strike or other labor dispute, riot or civil commotion, act of public enemy, enactment, rule, order or act of any government or governmental instrumentality (whether federal, state, local or foreign), failure of technical facilities, failure or delay of transportation facilities, illness or incapacity of any performer or producer, or other cause of similar or different nature not reasonably within Company's control, Company is materially hampered in the recording, manufacture, distribution or sale of records, then, without limiting Company's rights, Company shall have the option by giving You notice to suspend the then current Contract Period for the duration of any such contingency plus such additional time as is necessary so that Company shall have no less then ninety (90) days after the cessation of such contingency in which to exercise its option, if any, for the next following Option Period. No suspension shall exceed six (6) months unless the phonograph record industry in general is affected.

18   Agreements, Approval & Consent.

     18.1 As to all matters treated herein to be determined by mutual agreement, or as to which Your approval or consent is required, such agreement, approval or consent will not be unreasonably withheld.

     18.2 Your agreement, approval or consent, whenever required shall be deemed to have been given unless notification is given within five (5) days following the date of written request therefor.

     19 Notices. Except as otherwise specifically provided herein, all notices hereunder shall be in writing and shall be given by personal delivery, registered or certified mail, return receipt requested, at the addresses shown above, or such other address or addresses as may be designated by either Party. Notices shall be deemed given when personally delivered or mailed, except that notice of change of address shall be effective only from the date of its receipt. Courtesy copies of all notices to Company shall be simultaneously sent to Sander & Baldonado LLP, 304 Park Avenue South, 11"' floor, New York, New York 10010.

20 Assignment. Company may assign this agreement to its Licensees or to any third party, or to any subsidiary, affiliated or controlling corporation or to any person owning or acquiring a substantial portion of the stock or assets of Company. Company may also assign its rights hereunder to any of its Licensees to the extent necessary or advisable in Company's sole discretion to implement the license granted. You may not assign this agreement or any of Your rights hereunder and any such purported assignment shall be void ab initio.

21   Publishing.

     21.1 You hereby irrevocably and absolutely assign, convey and set over to Company, or Company's designee ("Publisher") an undivided fifty percent (50%) interest in each Controlled Composition pursuant to an agreement in the form of Exhibit A appended hereto.

     21.2 If the copyright in any Controlled Compositions is owned or controlled by anyone else, You will cause that Person to grant Company the same rights described in this paragraph 21 on the same terms. If the copyright in any Controlled Composition is transferred, the transfer will be made subject to this agreement.

22   Video.

     22.1 You shall upon Company's reasonable request appear on dates and at film studios and other locations designated by Company upon reasonable notice to You for the filming, taping or other permanent fixation of audio-visual reproductions of the Compositions contained in the Masters in Videoshows on the following terms and conditions:

     22.2 Company, after consultation with You, shall designate the Composition(s) to be used, the producer and director thereof, all production personnel rendering services in connection with the production of the Videoshows, the storyboard and script and the locations and dates of filming;

     22.3 Company will pay the Production Costs (as hereinafter defined) incurred in connection with any Videoshows in an amount not in excess of a written budget to be determined by us in writing. Fifty (50%) percent of Production Costs shall be recoupable from royalties accruing to Your royalties from sound-only recordings and One Hundred (100%) of Production Coats shall be recoupable from royalties or other sums payable with respect to audiovisual recordings;

     22.4 With respect to any Controlled Composition, You hereby grant us (A) free, worldwide perpetual licenses for the inclusion and exploitation of all Controlled Composition in Videoshows for "advertising and promotional purpose", as determined by Company; and (B) for audiovisual records, perpetual licenses for the United States and Canada (as applicable) at the mechanical royalty rates specified for sound-only records in paragraph 11 above. With respect to all other uses, You shall use your best efforts to negotiate on our behalf rates which are no less favorable than those granted to Company by other third party non-affiliated publishers.

     22.5 As used in this paragraph 22, "Production Costs" shall mean all direct costs incurred in the production (pre-, during, and post-) of Videoshows through the final master tape, video or film, including, without limitation, all sums paid to or for production companies, directors, writers, and all so-called "above the line" and "below the line" talent and crew (including without limitation associate producers, technical crews, camerapeople, maintenance engineers, audio crew members and equipment, lighting crews) and all production fees and costs (including without limitation location and police permits and fees, hail and studio rental and cartage and equipment) and all other costs and expenses which are now or hereafter generally recognized in the United States record and film industry as production costs of audiovisual programs.

23   Miscellaneous.

     23.1 You understand and acknowledge that the sale of Records is speculative and agree that the judgment of Company with regard to any matter affecting the sale, distribution and exploitation of Records hereunder shall be binding and conclusive upon You. Nothing contained in this agreement shall obligate Company to make, sell, license, or distribute Records manufactured from the Masters recorded hereunder other than as specifically provided herein. The method, manner and extent of release, packaging, promotion, advertising, distribution and exploitation of Master Recordings and Records shall be within the sole discretion of Company unless otherwise herein specifically provided.

     23.2 This agreement contains the entire understanding of the Parties hereto relating to the subject matter hereof and cannot be changed or terminated except by an instrument signed by an officer of Company. A waiver by Company of any term or condition of this agreement in any instance shall not be deemed or construed as a waiver of such term or condition for the fixture, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations and agreements contained in this agreement shall be cumulative and none of them shall be in limitation of another remedy right undertaking, obligation or agreement of Company.

     23.3 If any part of this agreement shall be determined to be invalid or unenforceable by a court of competent jurisdiction or any other legally constituted body having jurisdiction to make such determination, the remainder of this agreement shall remain in full force and effect.

     23.4 Those provisions of any applicable collective bargaining agreement between Company and any labor organization which are required, by the term of such agreement to be included in this agreement shall be deemed incorporated herein.

     23.5 Each option and/or election granted to Company hereunder including, without limitation, to suspend the running of one or more periods of time specified in this agreement, to terminate the Term of this agreement, or otherwise, is separate and distinct, and the exercise of any such option or election shall not operate as a waiver of any other option or election unless specifically so stated by Company in its notice of exercise of such option or election.

     23.6 You shall not be entitled to recover damages or to terminate the Term of this agreement by reason of any breach by Company of its material obligations hereunder, unless Company has failed to remedy such breach within ninety (90) days following receipt of Your written notice thereof, or if such breach is not reasonably capable of being cured within such ninety (90) day period, Company does not commence to cure such breach in said ninety (90) day period or complete the curing of such breach thereafter.

     23.7 Any process in any such action or proceeding may, among other methods, be served upon You by delivering it or mailing it by registered or certified mail, directed to the address first above written or such other address as You may designate in writing. Any such delivery or mail service shall be deemed to have the same force and effect as personal service within the State of New York. Delivery shall be deemed made when mailed.

     23.8 This agreement has been entered into in the State of New York and the validity, interpretation and legal effect of this agreement shall be governed by the laws of the State of New York applicable to contracts entered into and performed entirely within the State of New York. The federal and state courts of the State, City and County of New York only will have jurisdiction and venue of any controversies regarding this agreement; and any action or other proceeding which involves such a controversy will be brought in the courts located within the State, City and County of New York and not elsewhere.

     23.9 In entering into this agreement, and providing services pursuant hereto, You shall have the status of independent contractor and nothing herein contained shall contemplate or constitute You as Company's agent or employee.

     23.10 This agreement shall not become effective until executed by all Parties hereto.

     23.11 You acknowledge that Company has recommended that You have this agreement reviewed on Your behalf by an attorney experienced in the music industry.

     IN WITNESS WHEREOF the parties have executed this agreement as of the date first hereinabove written.

                                   Prelude Development Inc.

                                   By: /s/Marlowe R. Walker
                                        Authorized Officer

/s/ Alex Javier Weir
Alex Javier Weir
SSN: ###-##-####

/s/ Enrique Carlos Sosa
Enrique Carlos Sosa
SSN: ###-##-####

/s/ Cecilio Farinas
Cecilio Farinas
SSN: ###-##-####

/s/ Joel Antonio Estrada
Joel Antonio Estrada
SS# ###-##-####

SCHEDULE A annexed to and forming a part of the exclusive recording agreement entered into by and between Prelude Film and Music Works (hereinafter "Company") -and- Alex Javier Weir with an address at 2417 Lake Avenue, West Palm Beach FL 33415, Enrique Carlos Sosa with an address at 6350 Red Pine Lane, West Palm Beach, FL 33415, Cecilio Farinas, 210 Foxtail Dr., West Palm Beach, FL 33401 (the individuals are hereinafter referred to collectively and individually in the second person plural as "You") collectively p/k/a "PokoLoco", dated as of the fourth day of November, 1999 (with such agreement hereinafter referred to as "Recording Agreement").

     1 Royalties. Conditioned upon Your full and faithful performance of all of the terms and conditions of the Production Agreement, in accordance with paragraph 8.5 of the Production Agreement Company shall pay You royalties on Net sales of Records derived solely from the Masters recorded hereunder, and other exploitations of the Master, as follows:

     1.1 U.S.: The royalty rate for Net Sales of Records sold by Company for distribution through Normal Retail Channels in the United Stares (the "Basic U.S. Rate") shall be as follows:

          1.1.1 Album: With respect to Albums, a royalty of twelve percent (12%) of the Royalty Base.

     1.2 Canada: The royalty rate with respect to Net Sales of all Records sold in Canada shall be seventy-five percent (75%) of the Basic U.S. Rate set forth an this paragraph 1.1.

     1.3 Foreign: The royalty rate with respect to Net Sales of all Records sold outside of the U.S. and Canada shall be fifty percent (50%) of the Basic U.S. Rate set forth in paragraph 1.1.

     1.4 The royalty rate with respect to Net Sales of Records sold in the form of compact discs, Digital Compact Cassettes, Mini-Discs and any Records in any form, configuration, format or technology not herein described which is now know but not widely distributed ("New Technology Configurations") shall be seventy-five percent (75%) of the otherwise applicable royalty rate.

     1.5 The royalty for Net Sales of EP Records shall be fifty percent (50%) of the otherwise applicable royalty rate for Albums.

     1.6 The royalty for Net Sales of Long Play Singles shall be fifty percent (50%) of the otherwise applicable royalty rate for Singles.

     1.7 In respect of Records sold to consumers through any mail order or record club or similar operation conducted by Company (the "Club Operation"), the royalty rate shall be fifty percent (50%) of the otherwise applicable royalty rate, and such royalties shall at all times be computed on the basis of Net Sales of such Records.

          1.7.1 Notwithstanding the foregoing, no royalty shall be payable to You with respect to (i) Records for which such a Club Operation is not paid, (ii) Records sold through a Club Operation at a substantially reduced price, (iii) Records received by members of a Club Operation as part of an introductory offer in connection with joining such Club or upon recommending that another person join such Club, (iv) Records distributed to a member of a Club Operation as a result of the purchase of a required number of records, and (v) Records distributed by a Club Operation as "free", "bonus" or "dividend" Records.

     1.8 In respect of Master Recordings licensed or made available by Company to third parties for the manufacture, distribution or sale of Records through broadcast or other advertisements utilizing key-outlet distributors or any similar method of operation, or through any record club, mail order or a similar operation or for use in connection with a so-called "premium" operation or for use on a particular Record that is intended for sale through customary retail trade channels (e.g.; a soundtrack album), Company shall credit Your royalty account with fifty percent (50%) of the net royalties actually received by Company from such third parties after deducting therefrom all applicable AFM, copyright and other third party payments.

     1.9 In respect of Records sold to educational institutions or libraries or to armed forces post exchanges and in respect of Multiple Albums, the royalty payable to You shall be fifty percent (50%) of the otherwise applicable royalty rate, and such royalty shall at all times be computed on the basis of Net Sales of such Records.

     1.10 In respect of mid-priced and budget Records, the royalty rate payable to You shall be sixty-six and two-thirds percent (66 2/3%) and fifty percent (50%), respectively, of the otherwise applicable top-line royalty rate, and such royalty shall at all times be computed on the basis of Net Sales of such Records.

     1.11 With respect to any other category of record sale or exploitation of any Master Recording not specifically enumerated herein. You shall receive an amount equal to fifty percent (50%) of Company's net earned royalties in respect of any such sale or exploitation.

     1.12 With respect to the exploitation of Videos by Company or Company's licensees, Company shall credit Your account with fifty percent (50%) of Company's Net Receipts attributable to the Videos. "Net Receipts" means all amounts received by Company less any amount which Company pays in connection with the exploitation of the Videos, including payments to publishers, labor organizations, shipping and duplication costs, and distribution fees.

     1.13 For the purpose of computing royalties there shall be deducted from the suggested retail list price (or other applicable price; if any upon which royalties are calculated) of records hereunder a container charge in an amount equal to fifteen (15%) percent thereof for standard black vinyl-disc records, whether or not accompanied by double fold sleeves, with slickers, booklets, posters or with other special attachments or features; twenty (20%) percent thereof for records in standard tape cassette form; and twenty-five (25%)
percent thereof for so-called "compact discs", digital audio tape, other digitally read records and for records in any other record format not generally in distribution as of the date hereof.

     1.14 With respect to Records embodying Master Recordings made hereunder, together with other master recordings, the royalty rate payable to You shall be computed by multiplying the royalty rate otherwise applicable by a fraction, the numerator of which is the number of Sides contained thereon embodying Master Recordings made hereunder and the denominator of which is the total number of Sides contained on such Record.

     1.15 With respect to each Master Recording which You record here under jointly with any other artist to whom Company is obligated to pay a royalty, the royalties payable to You hereunder in connection with Recordings manufactured from such Master Recordings shall be computed by multiplying the royalty rate otherwise applicable hereunder by a fraction, the numerator of which shall be one and the denominator of which shall be the total number of artists (including
You) whose performances are embodied on such Master Recordings.

     1.16 No royalties shall be payable to You in respect of Records sold by Company or its Licensees as cut-outs after the listing of such Records has been deleted from the catalogue of Company or the particular Licensee, or for a scrap at a salvage or close-out price, or for less than fifty percent (50%) of Company or its Licensee's regular wholesale price for such records, or in respect of Records distributed to radio stations or for use on transportation carriers and facilities to promote or stimulate the sale of Records, or in respect of Records sold or distributed as "free" or "no-charge" or "bonus" Records (whether or not intended for resale).

     1.17 Notwithstanding anything to the contrary contained in Paragraph 1.16 above, in respect of the sale by Company to its dealers or distributors of Records subject to a discount or merchandising plan, the number of Records deemed to have been sold shall be determined by reducing the number of Records shipped by the percentage of discount granted, and if a discount is granted in the form of "free" or "no-charge" records, such "free" or "no-charge" records shall not be deemed included in the number of Records sold.

     1.18 No royalty shall be payable to You unless and until Company has recouped all Advances and all Recording Costs in connection with the Master Recordings produced hereunder from thc royalties payable to You in respect of Net Sales of Records embodying such Master Recordings, and after such recoupment royalties shall be computed and paid to You only for and on those records sold by Company or its Licensees after such recoupment. No royalties shall be payable to You in respect of Records sold by Company or its Licensees until payment for such Records sold by Company or its Licensees has been received by Company in United States of America. For accounting purposes, sales of Records hereunder by any Person other than Company (e.g., Company's Licensees) shall be deemed to occur in the same semi-annual accounting period in which such Person accounts to Company therefor.

          1.18.1 Company shall have the right to withhold a portion of Your royalties as a reserve for returns, rebates, credits and exchanges.

          1.18.2 Company may elect from time to time to compute and pay Your Royalties on the basis of the wholesale selling price of Records manufactured from Master Recordings made hereunder instead of the Retail Selling Price, as long as such computation does not materially affect the net amount of royalties payable to You hereunder.

2    Definitions.

          2.1 Unless herein separately defined, all terms, words, phrases and expressions used in this Schedule A shall have the same meanings herein as under the Production Agreement.

          2.2 "Net Sales" - all monies earned and received by Company in the United States from sales of Records, less returns and credits, after deduction of reserves against anticipated returns.

     2.3 "Royalty Base" - The royalty rates set forth in Schedule A shall be applied against the retail list price (less container deductions, excise taxes, duties and other applicable taxes and reductions included in the retail list price) for 100% of records sold which are paid for and not returned. The term "retail list price" as used in this Schedule A shall mean (i) for records sold in the U.S., the manufacturer's suggested retail list price in the U.S. and (ii) for records sold outside of the U.S.. the manufacturer's suggested retail price in the country of manufacture or sale, as we are paid. In those countries where a suggested retail price is not utilized, the generally accepted retail price shall be utilized. Notwithstanding the foregoing; in the U.S. the retail list price for a Maxi-single shall be the lesser of (a) 150% of the retail list price of a Single or (b) the actual retail list price for a Maxi-Single. Outside the U.S. the retail list price for a Maxi-single shall be deemed to be the retail list price of a Single. Company shall have the right to deduct all returns made at any time for any reason. Royalties in respect of sales of records outside the U.S. shall be computed in the same national currency as Company is accounted to and shall be paid at the same rate of exchange as Company is paid.

     2.4  "Normal  Retail  Channels"  -  Normal  retail  distribution   channels
excluding sales of Records described in paragraph 1.7 through paragraph 1.18.

                                    EXHIBIT A

AGREEMENT made this day of November 4, 1999, by and between Prelude Development Inc., (or its publishing designee) and Alex Javier Weir, Enrique Carlos Sosa and Cecilio Farinas, collectively p/k/a "PokoLoco" (hereinafter individually, jointly and collectively as "Participant")

                                   WITNESSETH:

WHEREAS, it is the intention of Publisher and Participant that they shall jointly own the "Controlled Compositions" (as that term is described and as set forth in Article 21 of the agreement dated as of the date hereof between Prelude Development Inc., and Alex Javier Weir, Enrique Carlos Sosa and Cecilio Farinas, collectively p/k/a "PokoLoco" ("Agreement") [with such Controlled Compositions hereinafter referred to individually, jointly and collectively as "Composition(s)"]), so that the entire worldwide right, title and interest, including the copyright, the right to copyright and any and all renewal rights, in and to the Compositions shall be owned by Publisher and by Participant in the percentages described below:

PERCENTAGES:

        (a) Publisher: 50%
        (b) Participant: 50%

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by each party hereto, it is agreed as follows:

     1. a. Publisher and Participant shall jointly own the Compositions, in the shares above described, including all the worldwide right, title and interest, including the copyrights, the right to copyright and any renewal rights, therein and thereto.

     b. The term of this  agreement  shall be  co-terminus  with the term of the
Agreement,  and  all  extensions,   renewals,  substitutions  and  modifications
thereof.

     2. The Compositions shall be registered for copyright by Publisher in the names of Publisher and Participant in the Office of the Register of Copyrights of the United States of America. If any Composition has heretofore been registered for copyright in the name of any writer(s) other than Participant, Participant shall simultaneously herewith cause such other writers to deliver to Publisher and Participant an assignment thereof, in form acceptable to Publisher. If any Composition has heretofore been registered for copyright in the name of Participant, Participant shall simultaneously herewith deliver to Publisher an assignment of the appropriate interest therein, in form acceptable to Publisher. Participant acknowledges that Publisher has the authority under paragraph 16 herein to execute such assignment if Participant does not do so.

     3. Publisher has the sole, exclusive and worldwide right to administer and exploit the Compositions, to print, publish, sell, dramatize, use and license any and all uses of the Compositions, to execute in its own name any and all licenses and agreements whatsoever affecting or respecting the Compositions, including but not limited to licenses for mechanical reproduction, public performance, dramatic uses, synchronization uses and subpublication, and to assign or license such rights to others. This statement of exclusive rights is only in clarification and amplification of the rights of Publisher and not in limitation thereof.

     4. Publisher is entitled to receive and collect and shall receive and collect all Gross Receipts derived from the Compositions. "Gross Receipts" is defined as any and all revenue. income and sums derived and actually received by Publisher in the United Status (after deduction of any collection or other fees charged by the Harry Fox Agency, or any other such collection agent which may be used by the Publisher in the United States and Canada, and after deduction of any collection fee or share of royalties charged by any collection agent or subpublisher used by Publisher outside the United States and Canada) from thc exploitation of the Compositions, including, without limitation, mechanical royalties, synchronization fees, dramatic use fees, printing income and the publisher's share of public performance fees. In the event Publisher or its subsidiaries or affiliates in the United States or Canada shall print and sell any printed editions of any of the Compositions, Gross Receipts with respect thereto, for the purposes of this agreement, shall be deemed to be a royalty on the net paid sales of each printed edition, which royalty shall be equal to the then current royalty generally being paid by print licensees in the United States to unrelated music publishers.

     5. Publisher shall pay to Participant fifty percent (50%) of the Net Income derived by Publisher from the Compositions, and shall retain the remaining portion of the Net Income for its own account. "Net Income" is defined as the Gross Receipts less the following:

          a. Any royalties paid by Publisher to the writer or writers of the Composition, it being understood that Publisher shall not be obligated to pay such writer(s) his share of performance royalties which are paid to him directly by his performing rights society;

          b. Administrative and exploitation expenses of Publisher with respect to the Compositions including, without limitation, registration fees, advertising and promotion expenses directly related to the Compositions, the costs of transcribing for lead sheets, and the cost of producing demonstration records to the extent such costs are not recoupable from other writers' royalties; and

          c.  Attorneys'  fees,  if  any,  actually  paid by  Publisher  for any
     agreements  (other  than  the  within   agreement)   affecting  solely  the
     Compositions or any of them.

     6. Small performing rights in the Compositions, to the extent permitted by law, shall be assigned to and licensed by the performing rights society to which both parties belong. Said society shall be and is hereby authorized to collect and receive all monies earned from the public performance of the Compositions in the United States and Canada and shall be and is hereby directed to pay directly to Publisher the entire amount allocated by said society as the publisher's share of public performance fees for the Compositions for the United States and Canada.

     7. Mechanical royalties for the Compositions for the United States and Canada shall be collectible by the Harry Fox Agency, CMRRA or any other collection agent which may be designated by Publisher, provided, however, that Publisher shall, in the case of any record company in the United Stales or Canada affiliated with Publisher, issue the mechanical licenses directly to said record company at the then current statutory rate (with such reduced rates for special types of sales or distribution for which Publisher customarily grants reduced rates to nonaffiliated record companies) and collect mechanical royalties directly therefrom.

     8. Statements as to monies payable hereunder shall be sent by Publisher to Participant semi-annually within ninety (90) days after the end of each semi-annual calendar period. Statements shall be accompanied by appropriate payments. Upon the submission of each statement, Publisher shall have the right to retain, as a reserve against subsequent charges, credits or returns, such portion of payable monies hereunder with respect to print sales by Publisher or its affiliates as shall be necessary and appropriate in its best business judgment. Participant shall be deemed to have consented to all royalty statements and other accounts rendered by Publisher to Participant, and said statements and other accounts shall be binding upon Participant and not subject to any objection for any reason, unless specific objection in writing, setting forth the basis thereof, is given by Participant to Publisher within one (1) year from the date rendered. Participant or a certified public accountant in Participant's behalf may, at reasonable intervals, examine the books of Publisher pertaining to the Compositions, during Publisher's usual business hours and upon thirty (30) days written notice to Publisher. Said books relating to activities and receipts during any accounting period may only be examined as aforesaid during the one (1) year period following service by Publisher of the statement for said accounting period.

     9. Each party hereto shall give the other the equal benefits of any warranties or representations which it obtained or shall obtain under any agreements affecting the Compositions except for the Agreement.

     10. Publisher shall have the sole right but not the obligation to prosecute, defend, settle and compromise all suits and actions respecting the Compositions, and generally to do and perform all things necessary concerning the same and the copyrights therein, to prevent and restrain the infringement of copyrights or other rights with respect to the Compositions. In the event of the recovery by Publisher of any monies as a result of a judgment or settlement, such monies shall be divided between Publisher and Participant in the same shares as provided in clause 5 above, after first deducting the expenses of obtaining said monies, including counsel fees, and paying any necessary share thereof to any other writers. Participant shall have the right to provide counsel for itself but at its own expense, to assist in any such matter. Any judgments against Publisher and any settlements by Publisher of claims against it respecting any of the Compositions, together with costs and expenses, including counsel fees; shall be covered by the indemnity provisions of clause 15 hereof and Participant's indemnity payment thereunder shall be paid to Publisher promptly upon demand and may also be recouped by Publisher from any and all sums that may become due to Participant hereunder.

     11. a Participant shall not sell, transfer, assign or otherwise dispose of any interest in the copyright of any Composition without first offering to Publisher the right to buy or acquire such interest at the same boa fide price and pursuant to the same bona fide terms as may he offered to Participant by any responsible and unrelated third party, which terms may, however, only provide far payment of cash in lump sum or installments. Participant agrees to give Publisher written notice of any such born fide and acceptable offer as described above (which notice shall set forth the name of the prospective purchaser, the price, and all other terms of such offer), and Publisher shall have thirty (30) business days after receipt of such notice in which to notify Participant whether or not it desires to acquire such interest in the copyright of such Composition at the price and pursuant to the terms set forth in the notice. If Publisher fails to give Participant written notice within the thirty (30) business day period that it is exercising its option to buy & acquire such interest, Participant shall have the right to accept the bona fide offer by the prospective purchaser, but only as set forth in Participants notice to Publisher, provided that, if Participant does not accept such born fide offer from such prospective purchaser within twenty (20) days after expiration of the thirty (30) business day period, the procedure set forth in this clause shall again be followed by Participant before Participant may dispose of such interest in the copyright of such Composition.

          b. Publisher shall have the tight to sell, transfer, assign or otherwise dispose of any interest in the copyright of any Composition.

     12. The rights of the parties hereto in and to each Composition shall extend for the full term of the copyright of said Composition and of any derivative copyrights therein in the United States of America. and throughout the rest of the world and for the terms of any and all renewals or extensions thereof in the United States of America and throughout the rest of the world. Each composition is a work made for hire under the U.S. Copyright Law.

     13. Participant hereby warrants and represents that it has the right to enter into this agreement and to grant to Publisher any rights granted herein, and that the exercise by Publisher of any and all rights with respect to the Compositions will not violate or infringe upon any common law or statutory rights of any person, firm or corporation including, without limitation, contractual rights, copyrights and rights of privacy. The rights granted herein are free and clear of any claims, demands, liens or encumbrances, Participant acknowledges that Publisher has the right to administer and publish compositions other than the Compositions.

     14. The initial term of this agreement shall commence upon the date hereof. It is the intention of the parties hereto that the tam hereof shall be coterminous with the term of the Agreement, same may be renewed or extended from time to time. Accordingly, each extension or renewal of the term of the Agreement shall automatically extend or renew the term hereof for the same period. The phrase "the term hereof or "the term of this agreement" as used in this agreement, shall refer to the initial and any extension or renewal terms hereof in accordance with the foregoing.

     15. Participant shall at all times indemnify and hold harmless Publisher, its assigns, licensees and its and their directors, officers, shareholders, agents and employees, from and against any and all claims, damages, losses, liabilities, costs and expenses, including without limitation, fees and disbursements of counsel incurred by the indemnified party in any action or proceeding between the indemnifying party and the indemnified party or between the indemnified party and any third party, arising out of any claim which is inconsistent with or any alleged breach or breach by Participant of any warranty, representation or agreement made by Participant herein. Participant shall reimburse Publisher and its assigns, licensees and its and their directors, officers, shareholders, agents and employees on Publisher's demand for any payment made or incurred at any time after the date hereof with respect to any liability or claim to which the foregoing indemnity applies. Publisher will notify Participant of any claim to which the foregoing indemnity applies, and pending the disposition of any such claim or action Publisher shall have the tight to withhold payment of such portion or any and all monies hereunder as shall be reasonably related to the amount of the claim and estimated counsel fees and costs.

     16. Participant does hereby irrevocably empower and appoint Publisher, or any of its representatives. Participant's true and lawful attorney (with full power of substitution and delegation) in Participants name, arid in Participant's place and stead, to take and do such action, and to make, sign, execute, acknowledge, deliver, and record any and all instruments or documents which Publisher, from time to time, may deem desirable or necessary to vest in Publisher, its successors, assigns and licensees, any of the rights granted by Participant hereunder, including, without limitation, such instruments or documents required to secure to Publisher and Participant copyright registration and protection for the Compositions for the full term of the copyright and for any renewals or extensions thereof.

     17. The respective addresses of Publisher and Participant for all purposes of this agreement shall be as set forth above, until written notice of a new address shall be duly given. All notices shall be in writing and shall either be delivered by registered or certified mail (return receipt requested), postage prepaid, or by telefacsimile, all charges prepaid. The date of mailing or of sending by facsimile whichever shall be first, shall be deemed the date of service. A courtesy copy of all notices to Publisher shall be simultaneously sent to Sander & Baldonado, 304 Park Avenue South, 11th Floor, New York, New York 10010.

     18. This agreement shall not be deemed to give any right to remedy to any third party whatsoever unless said right or remedy is specifically granted to such third party by the terms hereof.

     19. The parties hereto shall execute any further documents including, without limitation, assignments of copyrights, and do all acts necessary to fully effectuate the terms and provisions of this agreement.

     20. Publisher may enter into sub-publishing or collection agreements with, and license or assign this agreement and any of its rights hereunder arid delegate any of its obligations hereunder to, any persons, firms or corporations for any one or more countries of the world. If Publisher is or shall be a party to any sub-publishing, collection or administration agreement for any country of the world with a subsidiary or affiliates, such agreement shall be deemed to be an agreement with an unrelated third party.

     21. This agreement shall not be binding upon Publisher until duly executed by Participant and duly executed by Publisher. Nothing herein contained shall constitute a partnership between or a joint venture by Publisher and Participant. Neither party hereof shall bold itself out contrary to the terms of this clause, and neither party shall become liable for any obligation, act or omission of the other party contrary to the provisions hereof. If any provision of this agreement shall be declared invalid, same shall not affect the validity of the remaining provisions hereof, No waiver of any provision of this agreement or of any default hereunder shall affect the waiving party's rights thereafter to enforce such provision or to exercise any right or remedy in the event of any other default whether or not similar.

     22. Annexed hereto as "Schedule "A" is the form of letter of direction and assignment from Participant to [the name of applicable performing rights society, e.g., BMI, ASCAP or SESAC] which shall effectuate the provisions of clause 6 above. Participant shall sign and deliver to Publisher copies of said letter simultaneously herewith. and in default thereof Publisher is hereby authorized and empowered by Participant to sign copies of this letter for and on behalf of Participant and submit same to the appropriate society.

     23. If any musical composition acquired in whole or in part by Participant during the term hereof or by Publisher under the provisions of the Agreement shall have been written or co-written by a member of a performing rights society other than the society to which the parties hereto belong, said musical composition or the appropriate share thereof shall be a Composition hereunder, co-owned by an affiliate of Publisher which shall be a member of said other society and by an affiliate of Participant which shall be a member of said other society, and administered by Publisher's affiliate.

     24. Publisher shall not be deemed to be in breach hereunder unless Participant shall notify Publisher thereof in the manner prescribed herein and Publisher shall fall to remedy such alleged breach within sixty (60) business days after receiving such notice unless the alleged breach is of such a nature diet it cannot practicably be completely remedied within such sixty (60) business day period, in which event Publisher shall be deemed to have timely remedied such alleged breach if Publisher commences to do so within such sixty
(60) business day period and proceeds to complete the remedying thereof within a reasonable rime thereafter.

     25. This agreement sets forth the entire understanding between the parties, and cannot be changed, modified or canceled except by an instrument signed by the party sought to be bound.

26. This Agreement has been entered into in the State of New York, and the validity, interpretation and legal effect of this Agreement shall be governed by the laws of the State of New York applicable to contracts entered into and performed entirely within the State of New York. The federal and state courts of the Stare, City and County of New York only will have jurisdiction and venue of any controversies regarding this Agreement; and any action or other proceeding which involves such a. controversy will be brought in the courts located within the State, City and County of New York and not elsewhere. Any process in any action, suit or proceeding arising out of or relating to this agreement may, among other methods permitted by law, be served upon Participant by delivering or mailing it by registered or certified mail, directed to the address first above written or such other address as Participant may designate in writing. Any such delivery or mail service shall be deemed to have the same force and effect as personal service within the State of New York. Delivery shall be deemed made when mailed.

     IN WITNESS WHEREOF, the parties have executed this agreement the day and year first above written.

                                           Prelude Development Inc.

                                           By: /s/


                                           Authorized Officer

/s/ Alex Javier Weir
Alex Javier Weir
SSN: ###-##-####

/s/ Enrique Carlos Sosa
Enrique Carlos Sosa
SSN: ###-##-####

/s/ Cecilio Farinas
Cecilio Farinas
SSN: ###-##-####

                                                /s/ Joel Antonio Estrada
                                                Joel Antonio Estrada
                                                SS# ###-##-####

                                   SCHEDULE A

Dated as of November 4. 1999
American Society of Composers
Authors & Publishers
One Lincoln Plaza
New York, NY 10023

Gentlemen:

     You are hereby authorized and directed to pay to our administrator, Prelude Development Inc. (or its publishing designee)("Administrator") at 304 Park Avenue South, 11th floor. New York, New York 10010, and we hereby assign to Administrator, all monies payable from and after the date hereof (regardless of when earned) as the publisher's share of performance royalties with respect to the compositions described below.

     Each and every musical composition co-owned by the undersigned and Administrator.

     Copies of all statements shall be sent to Administrator and to us.

     The foregoing authorization and direction shall remain in full force and effect until modified or terminated by both the undersigned and Administrator.

Very truly yours,

/s/ Alex J. Weir
Alex Javier Weir
SSN: ###-##-####

/s/ Enrique Carlos Sosa
Enrique Carlos Sosa
SSN: ###-##-####

/s/ Cecilio Farinas
Cecilio Farinas
###-##-####

/s/ Joel Antonio Estrada
Joel Antonio Estrada
SS# ###-##-####